                                                                     EXHIBIT XII

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER OR DISPOSITION. THIS
NOTE IS ISSUED SUBJECT TO THE TERMS OF A NOTE PURCHASE AGREEMENT, DATED AS OF DECEMBER 5, 1997 BY AND BETWEEN PRIME GROUP VI, L.P., AND THE PURCHASER NAMED THEREIN.


                             PRIME GROUP VI, L.P.

                               EXCHANGEABLE NOTE

New York, New York                                                   $20,000,000
December 5, 1997

          FOR VALUE RECEIVED, PRIME GROUP VI, L.P., an Illinois limited partnership (the "Company"), HEREBY PROMISES TO PAY to the order of OCH-ZIFF CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the "Purchaser"), or its assigns, the sum of TWENTY MILLION DOLLARS ($20,000,000), in immediately available funds, on or before December 5, 2002 (the "Maturity Date"), and to pay interest thereon from the date hereof (the "Issue Date"), as provided herein.


1.        DEFINITIONS.

          As used herein, in addition to the capitalized terms defined above, capitalized terms not otherwise defined shall have the following meanings:

          (a)  "Applicable Percentage" has the meaning ascribed thereto in
Section 3.3.

          (b) "BLCI" means Brookdale Living Communities, Inc., a Delaware corporation.

          (c) "BLCI Stock" means the Common Stock, par value $0.01 per share, of BLCI.

          (d) "Closing Bid Price" means, with respect to a security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported (i) if the NASDAQ National Market is the principal market on which the BLCI Stock is then traded, by NASDAQ, (ii) if the New York Stock Exchange or American Stock Exchange is the principal market on which the BLCI Stock is then traded, by such respective exchange, (iii) if none of the NASDAQ National Market or such exchanges is the principal market, by Bloomberg Financial Markets, (iv) if Bloomberg Financial Markets is not then reporting closing bid prices of such security, a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder, (v) if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by such reporting service, (vi) if no sale price is reported for such security, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., or (vii) with respect to any security that does not constitute a security of the type specified in the foregoing clauses, or otherwise for which no closing price is published, the value of such security determined by the valuation method agreed upon in writing by the Holder and the Company for such security prior to such date. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder and acceptable to the Company with the reasonable costs of such appraisal to be borne by the Company.

          (e) "Collateral" has the meaning ascribed thereto in the Security Agreement.

          (f)  "Default Rate" has the meaning ascribed thereto in Section 2.2.

          (g)  "Delivery Date" has the meaning ascribed thereto in Section 3.4.

          (h)  "Exchange" has the meaning ascribed thereto in Section 3.1.

          (i)  "Exchange Conditions" has the meaning ascribed thereto in
Section 3.4.

          (j)  "Exchange Date" has the meaning ascribed thereto in Section 3.2.

          (k)  "Exchange Default" has the meaning ascribed thereto in Section
3.5.

          (l)  "Exchange Notice" has the meaning ascribed thereto in Section
3.2.

          (m)  "Exchange Price" has the meaning ascribed thereto in Section
3.3.

          (n)  "Exchange Shares" has the meaning ascribed thereto in Section
3.1.

          (o)  "Floor Exchange Price" has the meaning ascribed thereto in
Section 3.3.

          (p)  "Holder" means the holder of this Note and its permitted assigns.

          (q)  "Initial Exchange Date" has the meaning ascribed thereto in
Section 3.1.

          (r)  "Mandatory Redemption" has the meaning ascribed thereto in
Section 5.1.

          (s)  "Mandatory Redemption Date" has the meaning ascribed thereto in
Section 5.1.

          (t)  "Mandatory Redemption Event" has the meaning ascribed thereto in
Section 5.4.

          (u)  "Mandatory Redemption Price" has the meaning ascribed thereto in
Section 5.2.

          (v)  "Optional Redemption" has the meaning ascribed thereto in
Section 4.1.

          (w)  "Optional Redemption Date" has the meaning ascribed thereto in
Section 4.1.

          (x)  "Optional Redemption Price" has the meaning ascribed thereto in
Section 4.2.

          (y) "Purchase Agreement" means the Note Purchase Agreement, dated the date hereof, by and between the Company and the Purchaser.

          (z) "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 7, 1997, among BLCI, The Prime Group, Inc., Prime Group Limited Partnership and the Company, as amended by Amendment No. 1, dated as of the date hereof (the "Registration Rights Agreement Amendment").

          (aa) "Registration Statement" means a registration statement or statements in compliance with the Securities Act of 1933, as amended, and pursuant to Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis, covering the resale of the Exchange Shares exchangeable hereunder, filed in accordance with the Registration Rights Agreement.

          (ab) "Security Agreement" means the Pledge and Security Agreement, dated the date hereof, by and between the Company and the Purchaser.

          (ac) "Standstill Period" has the meaning ascribed thereto in the Purchase Agreement.

          (ad) "Trading Day" means any day on which the BLCI Stock is traded for any period on the NASDAQ National Market System or on the principal securities exchange or market on which the BLCI Stock is then traded.

          (ae) "Transfer Agent" means the transfer agent for BLCI Stock at any time.

          (af) "Value" has the meaning ascribed thereto in the Purchase
Agreement.

          The following non-capitalized terms shall have the respective following meanings: (i) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party; and
(ii) a "business day" means any day other than a Saturday, Sunday or other day on which the New York Stock Exchange and commercial banks in the cities of Chicago and New York are authorized to close for business.


2.        INTEREST.

          2.1  Interest Rate. (a) This Note shall bear interest on the unpaid
               -------------
principal amount hereof, from the date hereof until such principal shall be paid in full, at a rate of four percent (4%) per annum, computed on the basis of a 360-day year of twelve 30-day months, for the actual number of days elapsed. Subject to Section 2.1(b), interest accrued hereunder shall be due and payable quarterly in arrears commencing on December 31, 1997 and, thereafter, on the last day of March, June, September and December, on an Optional Redemption Date, on a Mandatory Redemption Date and on the Maturity Date, until the principal hereof shall have been paid or redeemed in full. If any payment becomes due and payable on a day other than a business day, the maturity thereof shall be automatically extended to the next business day.

          (b) Any regular quarterly interest payable under Section 2.1(a) above may, pursuant to election by the Company in its sole discretion, not be paid in cash on the payable date therefor, in which event the unpaid interest shall be compounded and added to the principal amount hereof on such date, and regular interest on the principal amount of this Note, as so compounded, shall continue to accrue thereafter in accordance with Section 2.1(a).

          2.2  Default Rate. This Note shall bear interest, to the extent
               ------------
permitted by law, on any overdue payment of principal, payment of interest (other than compoundings of interest under Section 2.1(b)), or other amount payable hereunder, payable quarterly on each regular interest payable date, or at the option of the Holder, on demand, at a rate per annum (the "Default Rate") from time to time equal to the greater of (i) fourteen percent (14%) or (ii) two percent (2%) over the "prime" rate (as published in the Wall Street Journal) on the relevant date of determination, but in any case not higher than the highest rate permitted by applicable law, from the date of default until payment in full.


3.        EXCHANGE.

          3.1  Right to Exchange. (a) Subject to the limitation contained in
               -----------------
Section 3.6 below, the Holder shall have the right to exchange the outstanding unpaid principal of, and accrued interest on, this Note from time to time, as specified herein, on and after November 15, 1998 (the "Initial Exchange Date") into fully paid and non-assessable shares of BLCI Stock ("Exchange Shares"), free and clear of any liens, claims, encumbrances or restrictions on transfer (other than with respect to applicable state and federal securities laws) on transfer, in accordance with the terms hereof (an "Exchange").

          (b) On and following the Initial Exchange Date, the Holder shall be entitled to exchange up to twenty-five percent (25%) of the original principal amount hereof, together with compoundings of interest pursuant to Section 2.1(b) and accrued but unpaid interest on such aggregate principal amount. Thereafter, the Holder shall be entitled to exchange up to a further twenty-five percent (25%) of the original principal amount hereof, together with compoundings of interest pursuant to Section 2.1(b) and accrued but unpaid interest thereon, on each second-month anniversary of the Initial Exchange Date until May 15, 1999. Subject to the limitation in Section 3.6, the Holder shall be entitled to cumulate the amount of the principal outstanding under this Note, and accrued but unpaid interest thereon, which the Holder becomes entitled to exchange, but does not exchange, pursuant to this Section 3.1(b).

          3.2  Exchange Notice. (a) In order to exchange any portion of the
               ---------------
principal of, and accrued interest on, this Note, the Holder shall send by facsimile transmission, at any time prior to 8 p.m., New York time, on the date on which the Holder wishes to effect such Exchange (the "Exchange Date"), a notice of exchange in the form of Exhibit B hereto (an "Exchange Notice") to the Company and to the Transfer Agent, stating (i) the principal amount of the Note to be exchanged, including compoundings of interest pursuant to Section 2.1(b), which amount shall not be less than $100,000 (or such lesser amount remaining unpaid on the final Exchange Date), (ii) the amount of interest accrued on the then unpaid principal balance of the Note, up to and including the Exchange Date, (iii) the applicable Exchange Price, and (iv) a calculation of the number of shares of BLCI Stock to be delivered on such Exchange. The Holder shall not be required physically to surrender this Note to the Company or to the Transfer Agent in order to effect an Exchange; provided, however, that the amounts outstanding under this Note shall automatically be reduced by the amounts of any such portion of the principal and accrued interest exchanged for Exchange Shares pursuant to this Section 3.

          (b) The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note, the accrued but unpaid interest thereon, and the date of each Exchange or other payment of principal hereof. The Holder shall amend Exhibit A hereto on any such Exchange or payment of principal to reflect the unpaid principal amount hereof; provided, that the failure to do so shall not affect the Company's obligations hereunder.

          3.3  Number of Exchange Shares; Exchange Price. The number of Exchange
               -----------------------------------------
Shares exchangeable by the Holder pursuant to an Exchange shall be equal to (x) the aggregate amount of principal of this Note specified for exchange in the Exchange Notice, together with accrued but unpaid interest thereon, divided (y) by the Exchange Price in effect on the Exchange Date. The "Exchange Price" as of an Exchange Date shall be the product of (m) the Applicable Percentage times (n) the average of the Closing Bid Prices for BLCI Stock on the seven (7) Trading Days occurring immediately prior to (but not including) such Exchange Date; provided, that if the Exchange Price as so determined is less than $17.60 (as adjusted for stock splits, stock dividends, etc., the "Floor Exchange Price"), the Company shall be entitled to effect an

Optional Redemption pursuant to Section 4.1. The "Applicable Percentage" for purposes of calculation of the Exchange Price shall mean eighty-eight percent (88%).

          3.4  Delivery of Exchange Shares. (a) Provided that the Company does
               ---------------------------
not make written objection to an Exchange Notice by 8:00 p.m., New York time, on the business day following the delivery thereof, and provided that the Exchange Conditions are satisfied at such time, the Holder shall send for re-registration to the Transfer Agent on or following the Exchange Date set forth in such Exchange Notice (the "Delivery Date") certificate(s) for BLCI Stock sufficient to permit the issuance to the Purchaser or its nominee of the number of Exchange Shares specified in the Exchange Notice. The "Exchange Conditions" to be met on each Delivery Date are as follows: (i) the Company shall not have given notice to the Holder that the Registration Statement is not effective and available for resales of the Exchange Shares at such time; (ii) the BLCI Stock is then designated for quotation on the NASDAQ National Market System or listed on the New York Stock Exchange or the American Stock Exchange; and (iii) the Holder holds Collateral, after delivery of the Exchange Shares identified by the Exchange Notice, with a Value greater than the Minimum Required Amount (as defined in the Security Agreement).

          (b) If any Exchange would create a fractional Exchange Share, such fractional Exchange Share shall be disregarded and the number of Exchange Shares to be delivered on such Exchange, in the aggregate, shall be the next higher number of Exchange Shares; provided, that in any such case of fractional Exchange Share adjustment, the principal outstanding under this Note shall be further automatically reduced, at the Exchange Price, to reflect delivery of the balance of the fractional Exchange Share.

          (c) In the case of a dispute as to the calculation of the Exchange Price or the number of Exchange Shares to be delivered on an Exchange, the Transfer Agent shall re-register into the name of the Purchaser or its nominee the number of Exchange Shares that are not disputed, and the Company shall submit the disputed calculations to Ernst & Young, 787 Seventh Avenue, New York, New York 10019, Attn: Larry Statsky, within two (2) business days of receipt of the Holder's Exchange Notice. Such accountants shall calculate the Exchange Price as provided herein, and notify the Company and the Holder of the results in writing no later than two (2) business days following the day on which the Company received the disputed calculations. Such accountants' calculation shall be deemed conclusive in the absence of manifest error. The fees of any such accountants shall be borne by the Company, unless such accountants' calculation agrees with the calculation(s) asserted by the Company in such dispute to be true, in which case such fees shall be borne by the Purchaser.

          3.5  Failure to Deliver Exchange Shares. The failure of the Holder to
               ----------------------------------
deliver certificates for re-registration due to failure of an Exchange Condition, or the failure of the Transfer Agent to deliver to the Holder the number of Exchange Shares specified in the applicable Exchange Notice within three (3) business days of the Delivery Date therefor shall constitute an "Exchange Default".

          3.6  Limitation on Right to Exchange. In no event shall the Holder be
               -------------------------------
permitted to exchange the outstanding principal of this Note, or accrued but unpaid interest thereon, in excess of an amount which, on Exchange for shares of BLCI Stock, and aggregation with other shares of BLCI Stock then beneficially owned by the Holder (other than shares which deemed beneficially owned but for the limitation of this Section 3.6), would equal or exceed 5.0% of the total number of shares of BLCI Stock then issued and outstanding. The determination of whether the limitation of this Section 3.6 applies, and whether principal of, and accrued interest on, this Note is exchangeable (in relation to other securities owned by the Holder) shall be in the reasonable discretion of the Holder, and the submission of an Exchange Notice shall be deemed to constitute the Holder's determination that such limitation does not apply. In the event that the limitation contained in this Section 3.6 applies to all or a portion of the unpaid principal amount of this Note, nothing contained herein shall be deemed to restrict the right of the Holder to exchange such principal amount at any later time when such Exchange will no longer violate such limitation.

          3.7  Required Exchange. If any principal amount of the Note remains
               -----------------
outstanding and unpaid on the third anniversary of the Issue Date, the Company may require the Exchange thereof (but only if the Registration Statement is then effective covering all Exchange Shares receivable in such Exchange), together with accrued but unpaid interest thereon, into shares of BLCI Stock by delivery of a notice to such effect to the Holder, substantially in the form of Exhibit B hereto with appropriate modifications to indicate that the Company is exercising its rights to require Exchange of the Note pursuant to this Section 3.7. The Exchange Price for Exchange Shares in such a required Exchange shall be determined in accordance with Section 3.3, without provision for an Optional Redemption in case the Closing Bid Price falls below the Floor Exchange Price.


4.        OPTIONAL REDEMPTION BY THE COMPANY.

          4.1  Optional Redemption. The Company shall have the right, in its
               -------------------
sole discretion, to redeem (an "Optional Redemption") all or a portion of the aggregate amount of principal of this Note, together with accrued but unpaid interest thereon, as follows:

               (i) If on the date of delivery of any Exchange Notice the Exchange Price for BLCI Stock is less than the Floor Exchange Price, the Company shall have the right to effect an Optional Redemption of the principal amount, and accrued interest thereon, sought to be exchanged by the Holder as of such Exchange Date, at the Optional Redemption Price therefor on the date ten (10) days after the proposed Exchange Date, or first business day thereafter (an "Optional Redemption Date" with respect to an Exchange Date). The Company must exercise its right to effect such Optional Redemption by written notice thereof given to the Holder, on or before 8:00 p.m., New York time, on the next business day following the date of delivery of such Exchange Notice. Notice of such Optional Redemption, once given, shall obligate the Company to make the Optional Redemption specified therein.

               (ii) If a Standstill Period continues for more than ninety (90) days, the Company shall have the right to effect an Optional Redemption of the unpaid principal amount of this Note at the Optional Redemption Price therefor on the date ten (10) days after the delivery of written notice to such effect, or first business day thereafter (an "Optional Redemption Date" with respect to a Standstill Period); provided, that the Purchaser shall be entitled to receive as Exchange Shares, calculated at the Exchange Price therefor, as Purchaser may be eligible to purchase on such date, with a pro tanto reduction in the Optional Redemption Price payable on such date. The Company must exercise its right to effect such Optional Redemption by written notice thereof given to the Holder, on or before 8:00 p.m., New York time, within ten (10) business days following the termination of such 90 day period. Notice of such Optional Redemption, once given, shall obligate the Company to make the Optional Redemption specified therein.

          4.2 Optional Redemption Price. (a) The "Optional Redemption Price"
              -------------------------
payable with respect to any Optional Redemption shall be (x)(i) in the case of an Exchange Date Optional Redemption, the portion of the original principal amount of this Note sought to be exchanged in such Exchange Notice (i.e., excluding compoundings of interest pursuant to Section 2.1(b)), or (ii) in the case of a Standstill Period Optional Redemption, the unpaid principal amount of this Note, as reduced to permit the Exchange of Shares provided by Section 4.1(ii), multiplied by (y) fourteen percent (14%) per year, in either case from and including the Issue Date to but excluding the date of payment of the Optional Redemption Price, compounded annually, for the actual number of days elapsed.

          (b) The Company shall pay the Optional Redemption Price to the Holder, in immediately available funds, on the Optional Redemption Date for such Optional Redemption. If the Company fails to pay the Optional Redemption Price to the Holder on the Optional Redemption Date, then the Holder shall be entitled to interest on the unpaid portion of such redemption payment at the Default Rate from the Optional Redemption Date until the Optional Redemption Price and all accrued interest thereon is paid in full. In the event the Company redeems the entire remaining unpaid principal amount of this Note, together with all interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Note to the Company for cancellation.

5. MANDATORY REDEMPTION BY THE COMPANY.

          5.1 Mandatory Redemption. In the event that a Mandatory Redemption
              --------------------
Event occurs, the Holder shall have the right, on written notice to the Company, to have all or any portion of the unpaid principal amount of this Note redeemed by the Company (a "Mandatory

Redemption") at the Mandatory Redemption Price, in immediately available funds. Such notice shall specify the effective date of such Mandatory Redemption, which shall be a business day, not less than ten (10) days following the date such notice is given (the "Mandatory Redemption Date"), and the amount of principal to be redeemed.

          5.2  Mandatory Redemption Price. The "Mandatory Redemption Price"
               --------------------------
shall be (x) the original principal amount of this Note (i.e., excluding compoundings of interest pursuant to Section 2.1(b)) then remaining unpaid and outstanding (unless a lesser amount is specified) multiplied by (y) fourteen percent (14%) per year, compounded annually, from and including the Issue Date to but excluding the date of payment of the Mandatory Redemption Price, without deduction or offset of any kind.

          5.3  Payment of Mandatory Redemption Price. The Company shall pay the
               -------------------------------------
Mandatory Redemption Price to the Holder on the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Note, and pays to the Holder all interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Note to the Company for cancellation. If Company fails to pay the Mandatory Redemption Price to the Holder on the Mandatory Redemption Date, the Holder shall be entitled to interest on the unpaid portion at the Default Rate from such date until the Mandatory Redemption Price, and all accrued interest thereon, is paid in full.

          5.4  Mandatory Redemption Event. Each of the following events shall be
               --------------------------
deemed a "Mandatory Redemption Event":

          (a) an Exchange Default occurs and continues for five (5) business days, during which time the Company has not elected to make an Optional Redemption of the principal amount and accrued interest subject to the Exchange Notice;

          (b)  the Company fails to pay an Optional Redemption Price within five
(5) business days of the date required;

          (c) the Company fails to deposit with the Holder any additional shares of BLCI Stock or other Collateral required pursuant to the Purchase Agreement or the Security Agreement, within five (5) business days of the date required.

          (d) the Company breaches, in a material respect, any covenant or other material term or condition of this Note, the Purchase Agreement, the Security Agreement, or any other agreement, certificate or instrument delivered by the Company in connection therewith, other than as elsewhere specified in this Section 5.4, and such breach continues for a period of ten (10) business days after the earlier of (i) an executive officer of the Company obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from the Holder;

          (e) the Registration Statement is not declared effective on or prior to the Registration Deadline (as defined in the Purchase Agreement) or if the Registration Statement has been declared effective by such date, and the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to cover the resale of Exchange Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) business days; provided, that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder; and provided, further, that the Registration Statement shall not be deemed to have lapsed or to be unavailable, for purposes of this Section 5.4 only, during any Standstill Period (as defined in the Purchase Agreement with a duration of less than thirty
(30) days);

          (f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

          (g) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (h) (i) BLCI Stock is delisted at any time from trading on the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange, or (ii) Closing Bid Prices for BLCI Stock are unavailable for five consecutive Trading Days on the NASDAQ National Market System or either such exchange; or

          (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation of a transaction or series of transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; or

          (j) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

          (l) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company which judgment is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

          5.5  Failure to Pay Redemption Amounts. If the Company fails to pay
               ---------------------------------
the Mandatory Redemption Price on the Mandatory Redemption Date, then the Holder shall have the right (but not the obligation) at any time, so long as the Company remains in default, to require the Transfer Agent, on written notice, promptly to register in the name of the Holder (or its designee), and deliver to the Holder, the number of shares of BLCI Stock equal to (x) the outstanding principal amount of this Note subject to Mandatory Redemption, together with compoundings of interest at the rate and as provided pursuant to Section 2.1(b), divided by (y) (i) eighty-three percent (83%) times (ii) the average of the Closing Bid Prices for BLCI Stock on the seven (7) Trading Days occurring immediately prior to (but not including) the Mandatory Redemption Date; provided, that if the Registration Statement is not in effect on the date of such notice, or ceases to be in effect at any time during the thirty (30) day period thereafter, the Holder may require the Transfer Agent, on written notice, promptly to register in the name of the Holder (or its designee), and deliver to the Holder, such additional number of shares of BLCI Stock as shall be required to permit the aggregate number of shares delivered to the Holder under this
Section 5.5 to equal (x) the outstanding principal amount of this Note subject to Mandatory Redemption, together with compoundings of interest at the rate and as provided pursuant to Section 2.1(b), divided by (y) (i) seventy percent (70%) times (ii) the average of the Closing Bid Prices for BLCI Stock on the seven (7) Trading Days occurring immediately prior to (but not including) the Mandatory Redemption Date. Upon the expiry of such 30 day period, the delivery of the shares of BLCI Stock required pursuant to this Section 5.5 shall discharge the Company's obligation to pay the Mandatory Redemption Price otherwise due on the Mandatory Redemption Date.

6.        MISCELLANEOUS.

          6.1  Lost or Stolen Note. On receipt by the Company of evidence of the
               -------------------
loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and on surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new note identical in all respects to this Note. On the issuance of any new Note hereunder, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge and any expenses (including reasonable fees and expenses of counsel) in connection therewith.

          6.2  Notices. Any notice, demand or request required or permitted to
               -------
be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed given when delivered personally or by verifiable facsimile transmission (with a hard copy to follow by nationally recognized air courier) or on the next business day after timely delivery to a nationally recognized overnight courier, guarantying next day delivery, delivery charges prepaid, or sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          If to the Company:

          Prime Group VI, L.P.
          c/o The Prime Group, Inc.
          77 West Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attn: Michael W. Reschke

          Tel: 312-917-4201
          Fax: 312-917-1511

          with a copy to:

          The Prime Group, Inc.
          77 West Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attn: Robert J. Rudnik, Esq.

          Tel: 312-917-4234
          Fax: 312-917-1684

          with a copy to:

          Winston & Strawn

          35 West Wacker Drive
          Chicago, Illinois 60601
          Attn: Wayne D. Boberg, Esq.

          Tel: 312-558-5600
          Fax: 312-558-5700

          If to the Holder:

          Och-Ziff Capital Management, L.P.
          153 East 53rd Street, 43rd Floor
          New York, New York 10022
          Attn: Joel Frank, Chief Financial Officer

          Tel: 212-292-5956
          Fax: 212-292-5950

or at such other address or facsimile number as the Holder shall have furnished to the Company in accordance with this Section 6.2.

          6.3  Successors and Assigns. Holder may assign its rights hereunder,
               ----------------------
in connection with any private sale or transfer of the Note, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Note, in which case the term "Holder" shall be deemed to refer to such transferee; provided, that the Company's consent shall in any case not be required (but the Company shall nonetheless be entitled to receive written notice thereof) in the event of a sale, transfer or disposition of this Note to an affiliate of the Holder. From and after the date of such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder. On any such sale, transfer or disposition, the Company shall, promptly following the return of this Note by the transferee hereof, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee, except that the principal amount of such new Note may reflect the unpaid principal amount of this Note at the time of such sale, transfer or disposition.

          6.4  Injunctive Relief. The Company acknowledges that a breach by it
               -----------------
of its obligations hereunder may cause irreparable harm to the Holder and that the remedy or remedies at law for any such breach may be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Holder shall have the right to obtain equitable relief to enforce this Note.

          6.5  Failure to Exercise Rights Not Waiver. No failure or delay on the
               -------------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

          6.6 Amendments. Except as expressly provided herein, neither this Note
              ----------
nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

           6.7 Governing Law; Consent to Jurisdiction. (a) This Note shall be
               --------------------------------------
governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the choice of law provisions thereof, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

           (b) The Company hereby irrevocably agrees that, subject to Holder's sole and absolute election, all actions or proceedings which in any manner arise out of or in connection with or are in any way related to this Note or other related agreements shall be litigated in courts having situs within the County of New York, State of New York, and the Company hereby consents to the jurisdiction of any state or federal court located with the County of New York, State of New York. The Company hereby waives any right it may have to transfer or change the venue of any litigation between grantor and purchaser in accordance with this paragraph.

          6.8 Waiver of Jury Trial. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY
              --------------------
AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY in any action or proceeding which in any manner arises out of or in connection with or is in any way related to this Note or any of the transactions contemplated herein.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officer on the date first above written.

                                       PRIME GROUP VI, L.P.
                                       By: PGLP, Inc.
                                           its Managing General Partner

                                       By: /s/ JEFFREY A. PATTERSON
                                           ------------------------------------
                                       Name:  JEFFREY A. PATTERSON
                                             ----------------------------------
                                       Title: Vice President
                                              ---------------------------------

                                                                       Exhibit A

                             Schedule of Principal
                 Payments, Interest Compoundings and Exchanges

               Amount Paid,
Principal      Compounded Interest    Date of Payment, Compounding
Balance        or Amount Exchanged    or Exchange
$20,000,000    -------------------    -------------------

                                      A-1